UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2021, the Board of Directors of Alamo Group Inc. (the “Company”) appointed Mr. Richard J. Wehrle as the Company’s Executive Vice President and Chief Financial Officer, and Mr. Dan E. Malone, the Company’s immediately preceding Chief Financial Officer, was appointed as the Company’s Executive Vice President and Chief Sustainability Officer. As Chief Financial Officer, Mr. Wehrle’s annual base salary will be $368,000 and his Equity Incentive Plan target percentage will be 50%. Mr. Wehrle has served as the Company's Vice-President and Controller since May 2001 and he assumed the role of Company Treasurer in May 2018.

Item 8.01 Other Events

On July 19, 2021, the Company announced the realignment of its Agricultural Division and Industrial Division into the Vegetation Management Division and Industrial Equipment Division, to take effect at the beginning of the Fourth Quarter of 2021. The Company will begin reporting in these newly established segments beginning October 1, 2021. In connection with the realignment, which will be effective as of October 1, 2021, Mr. Richard H. Raborn will be appointed as the Executive Vice-President of the Company’s Vegetation Management Division, and Mr. Michael A. Haberman will be appointed as the Executive Vice-President of the Company’s Industrial Equipment Division. Mr. Raborn joined Alamo Group in April 2015 and since that time has served as Executive Vice President in charge of the Company's Agricultural Division. Mr. Haberman has served as the leader of the Company's excavator and vacuum truck business units since January of 2020. Prior to that, Mr. Haberman served as the President of the Company’s Gradall business unit from 2006 to 2020.

A copy of the press release issued by the Company on July 19, 2021 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K, contains forward-looking statements, including regarding executive appointments and Division realignments, that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: overall market demand, continuing impacts from the COVID-19 pandemic including ongoing and new supply chain disruptions, further reductions in customer demand, sales and profitability declines, operational disruptions, full or partial facility closures, and other similar impacts, negative impacts stemming from changes in executive leadership positions, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated July 19, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 19, 2021	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti
Vice President, General Counsel & Secretary